Exhibit 23.3

CONSENT OF SOLA PROJECT SERVICES, LLC

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Technical Report Summary for the Alta Mesa Uranium Project, Brooks County, Texas, USA” dated February 19, 2025 and effective December 31, 2024 (the “Alta Mesa Technical Report”) and the technical report summary entitled “S-K 1300 Initial Assessment Technical Report Summary for the Mesteña Grande Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated February 19, 2025 and effective December 31, 2024 (the “Mesteña Grande Technical Report”) that we prepared, included or incorporated by reference in:

i)	This Current Report on Form 8-K (the “8-K”) of enCore Energy Corp. (the “Company”) being filed with the U.S. Securities and Exchange Commission; and

ii)	The Company’s Form S-8 Registration Statement (File No. 333-273173), and any amendments or supplements thereto.

We further consent to the filing of the Alta Mesa Technical Report and the Mesteña Grande Technical Report as Exhibits 96.3 and 96.4, respectively, to the 8-K.

Date: February 27, 2025

By:	SOLA Project Services, LLC /s/ Stuart Bryan Soliz
Name:	Stuart Bryan Soliz
Title:	Partner